Exhibit 14.(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Management of Each Fund" and "Financial Statements and Experts" and to the use of our report dated December 20, 2000 with respect to DLJ Developing Markets Fund (one of the funds comprising DLJ Opportunity Funds), which is incorporated by reference, in this Registration Statement on Form N-14 of Warburg, Pincus Emerging Markets Fund, Inc.


                                          /s/ ERNST & YOUNG LLP

New York, New York
December 22, 2000